UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2016

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

Iowa	1-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa		50309-3023
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 284-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 1.02 of this Form 8-K is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

On January 27, 2016, Meredith Corporation (the “Company”), Media General, Inc., a Virginia corporation (“Media General”), Montage New Holdco, Inc., a Virginia corporation and a direct, wholly owned subsidiary of Media General (“New Holdco”), Montage Merger Sub 1, Inc., a Virginia corporation and a direct, wholly owned subsidiary of New Holdco (“Merger Sub 1”), and Montage Merger Sub 2, Inc., an Iowa corporation and a direct, wholly owned subsidiary of New Holdco (“Merger Sub 2”), entered into a Termination Agreement (the “Termination Agreement”) to immediately terminate the Agreement and Plan of Merger, dated September 7, 2015, by and among the Company, Media General, New Holdco, Merger Sub 1 and Merger Sub 2 (the “Merger Agreement”).

Pursuant to the Termination Agreement, Media General paid a termination fee of $60 million to the Company. In addition to the payment of the termination fee, the Company received the opportunity to negotiate for the purchase of certain broadcast and digital assets owned by Media General during a limited exclusivity period.

Item 7.01	Regulation FD Disclosure

On January 27, 2016, the Company issued a press release announcing the termination of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	99	Press Release dated January 27, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION
Registrant

/s/ Joseph Ceryanec
Joseph Ceryanec
Vice President - Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: January 27, 2016

INDEX TO EXHIBITS

Exhibit Number	Item

99	Press Release dated January 27, 2016.